STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement"), dated February 20, 2003 and effective as of January 13, 2003, by and between Lombardia Acquisition Corp., a Delaware corporation which will be renamed (the "Company"), and each of Charles S. Brofman ("Brofman"), James D. Burchetta ("Burchetta") and Michael S. Harris (each, an "Investor" and, collectively, the "Investors").

     WHEREAS, the Investors desire to purchase from the Company, and the Company desires to sell and issue to the Investors, an aggregate of 22,500,000 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company ("Common Stock") upon the terms and conditions set forth in this Agreement; and

     WHEREAS, in connection with the Investors' purchase of the Shares, the Investors will receive certain rights to participate in future public offerings of Company stock, and will be subject to certain restrictions on the transfer of the Shares, all as more fully set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Shares as set forth herein.

     1.   Definitions.
          -----------

     For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

     "Affiliate" shall mean, with respect to any specified Person, (i) if such Person is an individual, the spouse, heirs, executors, or legal representatives of such individual, or any trusts for the benefit of such individual or such individual's spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, "control" shall mean the possession, directly or indirectly, of the sole and unilateral power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

     "Business Day" shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

     "IPO" shall mean the initial public offering of securities of the Company pursuant to a registration statement filed in accordance with the requirements of the Securities Act.

     "Person" shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

     "Transfer" shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, other than to an Affiliate, or to make or effect any of the above.

     "Underwriting Documents" shall mean an underwriting agreement in customary form and all other agreements and other documents reasonably requested by an underwriter in connection with an underwritten public offering of equity securities (including, without limitation, questionnaires, powers of attorney, indemnities, custody agreements and lock-up agreements).

     2.   Sale and Purchase of Shares.
          ---------------------------

          2.1. Subscription for Shares by Investor. Subject to the terms and conditions of this Agreement, each of the Investors hereby agrees to purchase the Shares from the Company, and the Company hereby agrees to issue and sell the Shares to each of the Investors, in the respective number of Shares set forth on the signature pages hereof, at a purchase price equal to $.001 per share, for an aggregate purchase price of $22,500 (the "Consideration").

          2.2. Closing; Deliveries.
               -------------------

               (a) The closing of the acquisition of the Shares (the "Closing") shall take place at the offices of Greenberg Traurig, LLP, counsel to the Company, at 200 Park Avenue, 14th Floor, New York, New York 10166, or at such other place as the parties may mutually agree upon, at 10:00 a.m. on February 20, 2003 or such other date and time on which the parties may mutually agree (the "Closing Date").

               (b) At or promptly after the Closing, the Company shall deliver to each of the Investors, against delivery by each Investor of his respective share of the Consideration (as provided below), a duly issued stock certificate representing the respective number of Shares purchased by such Investor as set forth on the signature pages hereof. The Consideration shall be paid by (i) certified check, or (ii) wire transfer of immediately available funds in accordance with wire transfer instructions which will be provided by the Company upon an Investor's request.

     3.   Representations, Warranties and Acknowledgments of the Investor.
          ---------------------------------------------------------------

          Each of the Investors hereby represents, warrants and acknowledges to the Company as to itself, as follows:

          3.1. Execution, Delivery and Performance.
               -----------------------------------

          The Investor has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly authorized, executed and delivered by it and is valid, binding and enforceable against it in accordance with its terms.

          3.2. No Conflicts.
               ------------

          None of the execution, delivery and performance of this Agreement by the Investor will conflict with, or result in a breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which the Investor is a party or by which the Investor is bound.

          3.3. Investment Representations.
               --------------------------

               (a) The Investor understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of the provisions of Section 4(2) of the Securities Act and Regulation D adopted thereunder ("Regulation D"). The Investor is acquiring the Shares solely for purposes of investment and with no present intention to distribute such Shares. The Investor is an "accredited investor," as defined in Rule 501 of Regulation D, and it has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of an investment in the Company pursuant to the terms of this Agreement.

               (b) The Investor understands that (i) the purchase of the Shares is a speculative investment which involves a high degree of risk of loss of such Investor's investment therein, (ii) there are substantial restrictions on the transferability of the Shares under the terms hereof and the provisions of the Securities Act and (iii) for an indefinite period following the Closing there will be no public market for the Shares and, accordingly, it may not be possible to liquidate its investment in the Company in case of emergency or otherwise.

          3.4. Access to Information; Reliance.
               -------------------------------

               The Investor has been provided an opportunity to ask questions of, and has received answers thereto satisfactory to him from, the Company and its representatives concerning the Company and the Investor's investment therein, and the Investor has been provided with such information as he has requested from the Company concerning the same. The Investor has sought independent legal, investment and tax advice to the extent that he has deemed necessary or appropriate in connection with his decision to invest in the Company.

          3.5. Investor Information.
               --------------------

               The information concerning the Investor set forth on the signature page hereof is true and correct. The Investor shall promptly notify the Company and provide the Company with corrected information should any of such Investor information cease to be correct following the date hereof.

          3.6. Involvement in Certain Legal Proceedings.
               ----------------------------------------

          The Investor:

               (a) has not filed or had filed against him a petition under the federal bankruptcy laws or any state insolvency law, or had a receiver, fiscal agent or similar officer appointed by a court for his business or property or any partnership, corporation or business association in which he was a general partner or executive officer at or within two years before the time of such filing;

               (b) has not been convicted in a criminal proceeding, and is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

               (c) has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any federal or state authority or court of competent jurisdiction, permanently or temporarily barring, limiting or enjoining him from engaging in, or otherwise limiting his ability to engage in or be associated with any Person engaged in, any type of business practice, conduct or employment (including without limitation in connection with the purchase or sale of any security or commodity); and

               (d) has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "SEC") or the Commodity Futures Trading Commission to have violated any federal or state securities law or federal commodities law, and the judgment in such civil action or finding by such Commission has not been subsequently reversed, suspended, or vacated.

     4.   Representations and Warranties of the Company.
          ---------------------------------------------

          The Company represents and warrants to each of the Investors, as follows:

          4.1. Execution, Delivery and Performance.
               -----------------------------------

               The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and is valid, binding and enforceable against the Company in accordance with its terms.

          4.2. Shares Duly Authorized.
               ----------------------

               The Shares to be issued to each Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable.

          4.3. No Conflicts.
               ------------

               None of the execution, delivery and performance of this Agreement by the Company will conflict with the Company's Certificate of Incorporation or By-laws, as amended to date, or result in a breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound.

          4.4. Capitalization.
               --------------

               (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which 500,000 shares are issued and outstanding, and (ii) 10,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding. As a result of the transactions contemplated hereby and the amendment of the Company's Certificate of Incorporation increasing the Company's authorized share capital as described in Section 10, the authorized capital stock of the Company will consist of (A) 50,000,000 shares of Common Stock, of which 23,000,000 shares will be issued and outstanding, and (B) 10,000,000 shares of preferred stock, par value $.001 per share, of which no shares will be issued and outstanding. The Company will not, upon the consummation of the transactions contemplated hereby, (1) have outstanding any capital stock or securities exercisable or convertible into or exchangeable for any shares of its capital stock and no Person will have any right to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance of, any calls, commitments or other claims relating to, any capital stock or any securities exercisable or convertible into or exchangeable for any capital stock of the Company or (2) be subject to any obligation to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in clause (1) above.

               (b) Notwithstanding the provisions of Section 4.4(a), each of the Investors acknowledges that the Company is contemplating the issuance and sale of up to $3,000,000 in shares of Common Stock of the Company in a private placement to additional investors.

          4.5. No Operations.
               -------------

               Except as set forth in a disclosure schedule attached hereto, the Company (a) has no debts or obligations of any kind or nature whatsoever, secured or unsecured, contingent or absolute, present or past or of any other kind; (b) has no federal or state income, withholding or other taxes due or owing; (c) has no employment or other agreements, oral or written, presently in force; (d) has no legal proceedings, judgments or investigations pending, contemplated or threatened against or affecting it; (e) owes no fees, salaries or expenses to any person or other entity; (f) has never been involved in any bankruptcy, receivership or other such action; and (g) has not engaged in any business operations to date.

          4.6. Materials to be Supplied.
               ------------------------

               (a) All materials supplied and to be supplied to the Investors by the Company are true, accurate and complete documents, including, but not limited to, the Certificate of Incorporation and By-laws of the Company, as amended to date, a list of stockholders of the Company, and any and all other documents.

               (b) All stockholders shown on the stockholders' list of the Company referred to above are the proper owners thereof, and there are no stockholders who are not shown on said list.

          4.7. Information.
               -----------

               (a) The Company has delivered to the Investors true, accurate and complete copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, and Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 (the "SEC

Documents"). None of the SEC Documents nor any other form, statement, notice, report or document filed by the Company with the Securities and Exchange Commission ("SEC") prior to the date hereof contained, as of their respective dates, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

               (b) The Company has not filed, and nothing has occurred with respect to which the Company would be required to file, any report on Form 8-K since September 30, 2002. Prior to and until the Closing, the Company will provide to the Investors copies of any and all reports filed by the Company after September 30, 2002 with the SEC and any and all reports or notices delivered to the stockholders of the Company concurrently with the filing or delivery thereof.

          4.8. Financial Statements.
               --------------------

               The balance sheets, and statements of operations, cash flows and shareholders' equity contained in the SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits). The financial statements included in the Company's Annual Reports on Form 10-KSB filed with the SEC are as audited by, and include the related opinions of, Baron Accountancy Corp., the Company's independent certified public accountants. The financial information included in the Company's Quarterly Reports on Form 10-QSB filed with the SEC are unaudited, but reflect all adjustments (including normally recurring accounts) which the Company considers necessary for a fair presentation of such information.

          4.9. Disclosure.
               ----------

               There is no fact relating to the Company that the Company has not disclosed to the Investors in writing which materially and adversely affects nor, insofar as the Company can now foresee, will materially and adversely affect, the condition (financial or otherwise) of the Company. No representation or warranty by the Company herein and no information disclosed in the disclosure schedules and exhibits hereto by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     5. Representation and Warranties of the Principal Stockholder of the
        Company.
        -----------------------------------------------------------------------

          Danilo Cacciamatta, the sole officer and director of the Company, and the beneficial owner of 309,000 shares of Common Stock, representing 61.8% of the current outstanding shares of Common Stock, represents and warrants that each and every representation and warranty made by the Company in Section 4 hereof is true and correct in all material respects.

     6.   Registration Rights.
          -------------------

          6.1. Participation in Registrations.
               ------------------------------

               Subject to Section 7.2 and the other provisions of this Section 6, if, at any time following the IPO, the Company shall determine to register any Common Stock pursuant to the Securities Act, the Company will use its best efforts to include in such registration such number of Shares as it reasonably believes (or, if such offering shall be an underwritten public offering of securities, as the underwriter (the "Underwriter") advises the Company in writing) can be sold in such offering without adversely affecting its (or the Underwriter's) ability to effect an orderly distribution of such securities (the "Registrable Shares").

          6.2. Underwritten Offerings.
               ----------------------

               In the event a registration giving rise to an Investor's rights pursuant to Section 6.1 relates to an underwritten offering of securities, an Investor's right to registration pursuant to Section 6.1 shall be conditioned upon his (a) participation in such underwriting, (b) inclusion of the Registrable Shares therein and (c) execution of all Underwriting Documents requested by the Underwriter with respect thereto. In the event the Underwriter determines that the aggregate number of shares proposed for inclusion in such offering (the "Aggregate Amount") exceeds the number of shares that it would be advisable to include in such offering (the "Recommended Amount"), the number of Registrable Shares may be reduced on a pro rata basis by the Company to the extent necessary to bring the Aggregate Amount down to the Recommended Amount.

          6.3. Expenses.
               --------

               The Company shall bear all of the expenses incurred in connection with an offering of the type described in this Section 6, including, without limitation, SEC filing fees and the fees (up to a maximum aggregate amount of $10,000) of separate counsel retained with respect thereto by the Investors.

          6.4. Indemnification.
               ---------------

               The Company and each of the Investors will indemnify the other parties hereto against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement, notification or the like) incident to any registration of the type described in Section 6.1, or any omission (or alleged omission) to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified party for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that no party will be eligible for indemnification hereunder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished by such party for use in connection with such registration.

          6.5. Cooperation by Holder.
               ---------------------

               Each of the Investors shall furnish to the Company or the Underwriter, as applicable, such information regarding the Investor and the distribution proposed by him as the Company may reasonably request in connection with any registration or offering referred to in this Section 6. Each of the Investors shall cooperate as reasonably requested by the Company in connection with the preparation of the registration statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Investor and his plan of distribution of the Shares included in such registration as may be reasonably necessary to enable the Company to prepare such registration statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

          6.6. Excluded Offerings.
               ------------------

               An Investor's rights pursuant to Section 6.1 shall not apply to any registrations on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the offering and sale of the Shares. Moreover, the rights described in Section 6.1 shall not be available to the Investor if, in the opinion of counsel to the Company, all of the Shares then held by the Investor could be sold without registration in a transaction complying with Rule 144 under the Securities Act.

     7.   Transfer Restrictions.
          ---------------------

          7.1. Securities Act Restrictions.
               ---------------------------

               Notwithstanding anything to the contrary in this Agreement, no Investor shall Transfer any of the Shares unless and until (a) the Company has received an opinion of counsel reasonably satisfactory to it that the Shares may be sold pursuant to an exemption from registration under the Securities Act, the availability of which is established to the reasonable satisfaction of the Company, provided that prior to an IPO, any transferee of an Investor must be reasonably satisfactory to the Board of Directors of the Company, or (b) a registration statement relating to the Shares has been filed by the Company and declared effective by the SEC.

          7.2. Restrictions in Connection with Underwritten Offerings.
               ------------------------------------------------------

               Notwithstanding anything to the contrary in this Agreement, no Investor shall Transfer any of the Shares for such time before or following the effective date of a registration statement with respect to a public offering of securities of the Company as shall be reasonably requested by an underwriter of such securities and agreed to by the Company.

          7.3. Non-Compliant Transfers.
               -----------------------

               Any Transfer or purported Transfer of Shares made in violation of the provisions of this Section 7 shall be null and void and without effect.

     8.   Conditions to Closing of the Investors.
          --------------------------------------

          The obligations of an Investor to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of the conditions listed below.

          8.1. Representations and Warranties.
               ------------------------------

               The representations and warranties made by the Company in Section 4 and by Danilo Cacciamatta in Section 5 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

          8.2. Approvals.
               ---------

               All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance of the Shares by the Company pursuant to this Agreement, shall have been duly obtained by the Company and shall be effective on and as of the Closing Date.

          8.3. Corporate Proceedings.
               ---------------------

               All corporate and other proceedings required to be undertaken by the Company in connection with the transactions contemplated hereby shall have occurred, and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Investors.

     9.   Conditions to Closing of the Company.
          ------------------------------------

          The obligations of the Company to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of the conditions listed below.

          9.1. Representations and Warranties.
               ------------------------------

               The representations and warranties made by each of the Investors in Section 3 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

          9.2. Corporate Proceedings.
               ---------------------

               All corporate and other proceedings required to be undertaken by an Investor in connection with the transactions contemplated hereby shall have occurred, and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

     10.  Amendment to Certificate of Incorporation.
          -----------------------------------------

          The parties hereto covenant and agree that, as soon as practicable following the execution of this Agreement, the Board of Directors of the Company shall propose (subject to approval of the stockholders of the Company), and the

Investors shall approve, an amendment to the Company's Certificate of Incorporation to, amongst other things, increase the number of authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares.

     11.  Miscellaneous.
          -------------

          11.1.Restrictive Legend.
               ------------------

               (a) Each of the certificates representing the Shares shall bear a legend containing a disclosure statement in substantially the following form:

          The securities represented by this certificate (the "Shares") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Shares may not be offered for sale, sold, transferred or otherwise disposed of except pursuant to (a) an effective registration statement under the Securities Act or (b) an exemption from registration under the Securities Act, which exemption is confirmed in an opinion of counsel satisfactory to the Company. The sale, transfer or other disposition of the Shares is restricted by the provisions of the Stock Purchase Agreement, dated as of February 20, 2003, in respect of the Shares, a copy of which may be obtained at no cost by written request made by the holder of record of this certificate to the Company at its principal executive offices.

               (b) Any holder of Shares registered pursuant to the Securities Act and qualified under applicable state securities laws may exchange such Shares for new securities that shall bear a legend which omits the first two sentences of the legend set forth in paragraph (a) of this Section 10.1.

          11.2.Notices.
               -------

               All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender's transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.


The Company:
-----------

Lombardia Acquisition Corp.         With a copy to:     Greenberg Traurig, LLP
2600 Michelson Drive, Suite 490                         200 Park Avenue, 15th Floor
Irvine, CA 92612                                        New York, NY  10166
Telephone:  949-475-9600                                Telephone:  212-801-9200
Facsimile:  949-475-9601                                Facsimile:   212-801-6400
Attention:  Mr. Danilo Cacciamatta                      Attention:  Spencer G. Feldman, Esq.
            Chief Executive Officer



The Investor:
------------

As per the contact information provided on the signature page hereof.

          11.3.Survival of Representations and Warranties.
               ------------------------------------------

               Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive (i) any investigation made by the Company or any Investor and (ii) the Closing.

          11.4.Entire Agreement.
               ----------------

               This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

          11.5.Assignment.
               ----------

               This Agreement, and the rights and obligations of a party hereunder, may not be assigned or Transferred by the Investors without the prior written consent of the Company.

          11.6.Binding Effect; Benefits.
               ------------------------

               This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto, or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          11.7.Amendment; Waivers.
               ------------------

               All modifications or amendments to this Agreement shall require the written consent of the Company and each Investor. No waiver of any breach, noncompliance or nonfulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom such waiver is sought; and no waiver of any such breach, noncompliance or nonfulfillment shall be construed to be a waiver of any other or subsequent breach, noncompliance or nonfulfillment.

          11.8.Applicable Law; Disputes.
               ------------------------

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and the parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or, if jurisdiction in such court is lacking, the Supreme Court of the State of New York, Westchester County, in respect of any dispute or matter arising out of or connected with this Agreement.

          11.9.Further Assurances.
               ------------------

               Each party hereto shall do and perform or cause to be done and performed all such further acts, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          11.10.Counterparts.
                ------------

               This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the Company and each Investor has caused this Agreement to be executed as of the date first written above.

LOMBARDIA ACQUISITION CORP.



By:  /s/ Danilo Cacciamatta            /s/ James D. Burchetta
     -----------------------------     -----------------------------------------
     Danilo Cacciamatta                JAMES D. BURCHETTA
     Chief Executive Officer
                                       No. of Shares Subscribed for:  10,000,000

                                       Social Security Number: _________________

                                       Contact Information for Notices:

                                       Address:       210 Central Park South
                                                      New York, New York 10019

                                       Telephone:     (917) 324-9000

                                       Facsimile:     (914) 428-3044

                                       E-Mail Address:jburchetta@debtresolve.com


ACKNOWLEDGED AND AGREED TO
SOLELY WITH RESPECT TO SECTION 5:
                                       /s/ Charles S. Brofman
                                       -----------------------------------------
                                       CHARLES S. BROFMAN
/s/ Danilo Cacciamatta
------------------------------------
Danilo Cacciamatta                     No. of Shares Subscribed for:  10,000,000


                                       Social Security Number: _________________

                                       Contact Information for Notices:

                                       Address:       4 Five Ponds Drive
                                                      Waccabuc, New York 10597

                                       Telephone:     (914) 286-5603

                                       Facsimile:     (914) 286-5703

                                       E-Mail Address:cbrofman@cybersettle.com

                                       /s/ Michael S. Harris
                                       -----------------------------------------
                                       MICHAEL S. HARRIS

                                       No. of Shares Subscribed for:  2,500,000

                                       Social Security Number:__________________

                                       Contact Information for Notices:

                                       Address:       1 Wright Drive
                                                      Golden's Bridge, NY 10526

                                       Telephone:     (914) 232-7314

                                       Facsimile:     (914) 232-7314

                                       E-Mail Address:msharris@optonline.net